Exhibit 10.17
-------------

               FIRST AMENDMENT TO SPLIT-DOLLAR AGREEMENT BETWEEN
                           MASTEC, INC. AND JORGE MAS


     WHEREAS, MasTec, Inc., a Florida corporation, with principal offices in the State of Florida (the "Corporation"), and Jorge Mas, an individual residing in the State of Florida (the "Employee"), entered into a Split-Dollar Agreement on December 1, 2002, effective as of September 13, 2002
(the "Agreement") to govern the rights and obligations of the parties with respect to that certain life insurance policy issued by John Hancock Variable Life Insurance Company insuring the life of the Employee (the "Policy");

     WHEREAS the parties hereto wish to amend the Agreement to provide that $60,000,000 of the $80,000,000 face amount of the Policy will be subject to the Agreement;

     NOW THEREFORE, in consideration of the premises and of the mutual promises contained herein, the parties hereto hereby amend the Agreement, as follows:

     1. Section 2 of the Agreement is hereby deleted in its entirety and the following is substituted therefor:

          "2. Purchase of Policy. The Corporation has purchased the Policy from the Insurer in the Face Amount of Insurance (as such term is defined in the Policy) of $80,000,000 and Death Benefit Option A (as such term is defined in the Policy). Three-fourths of the Policy is subject to this Agreement, the balance of the Policy is key person insurance, owned by and payable to the Corporation; all references herein to the Policy shall be to the portion thereof which is subject hereto. The parties hereto have taken all necessary action to cause the Insurer to issue the Policy, and shall take any further action which may be necessary to cause the Policy to conform to the provisions of this Agreement. The parties hereto agree that the Policy shall be subject to the terms and conditions of this Agreement and of the endorsement to the Policy filed with the Insurer."

     2. Section 7.b. of the Agreement is hereby deleted in its entirety and the following is substituted therefor:

          "b. Upon the death of the Employee, the Corporation shall have the unqualified right to receive a portion of such death benefit equal to the total amount of the premiums paid by it hereunder, plus 4%, compounded annually. The next $60,000,000 of the death benefit provided under the Policy shall be paid directly to the beneficiary or beneficiaries designated by the Corporation at the direction of the Employee, in the manner and in the amount or amounts provided in the beneficiary designation provision of the Policy. The Corporation shall have the unqualified right to receive the balance, if any, of the death benefit provided under the Policy. In no event shall the amount payable to the Corporation hereunder exceed the Policy proceeds payable at the death of the Employee. No amount shall be paid from such death benefit to the beneficiary or beneficiaries designated by the Corporation at the direction of the Employee, until the full amount due the Corporation for the return of its premiums plus interest hereunder has been paid. The parties hereto agree that the beneficiary designation provision of the Policy shall conform to the provisions hereof."

     3.	Section 8.a. of the Agreement is hereby deleted in its entirety and the following is substituted therefor:

          "a. This Agreement shall terminate, during the Employee's lifetime, without notice, upon the occurrence of any of the following events:
(a) total cessation of the Corporation's business; (b) bankruptcy, receivership or dissolution of the Corporation; or (c) at any time that the collective voting securities of the Corporation owned directly or indirectly by Jose Ramon Mas Holdings I Limited Partnership, Jorge Mas Holdings I Limited Partnership, Mas Family Foundation, Inc., a Florida not-for-profit corporation, Juan Carlos Mas Holdings I Limited Partnership, Jorge L Mas Canosa Holdings I Limited Partnership, Jorge L. Mas, Jorge Mas, Juan Carlos, Juan Ramon Mas, and their respective ancestors and descendants, are less than 38% of the outstanding voting securities of the Corporation (a
"Change in Control").

     4. Exhibit A of the Agreement is hereby deleted in its entirety and the following is substituted therefor:

"Exhibit A
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Insurer:                      John Hancock Variable Life Insurance Company

Insured:                      Jorge Mas

Policy Number:                59 416 001

Face Amount:                  $60,000,000 of the $80,000,000 face
                              amount of the Policy

Death Benefit Option:         Option A

Date of Issue                 August 27, 2002"


     5. Except as herein amended, the parties hereby ratify and confirm the Agreement in all respects.

     IN WITNESS WHEREOF, the parties hereto have executed multiple original copies of this First Amendment to Split-Dollar Agreement this 1st day of December, 2003.



                                        MASTEC, INC.



                                        By:  /s/ Austin Shanfelter
                                             ---------------------------
                                             Austin Shanfelter, President
ATTEST:

/s/ Steve Davis
-----------------------
Assistant Secretary


                                        "Corporation"



                                        /s/ Jorge Mas
                                        ------------------------
                                        JORGE MAS

                                        "Employee"











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